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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Workgroup Technology Corporation (the "Company") on Form S-8 of our report dated April 26, 1996, on our audits of the consolidated financial statements of Workgroup Technology Corporation as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1996.




                                               /s/ Coopers & Lybrand L.L.P.

                                               Coopers & Lybrand L.L.P.



Boston, Massachusetts
September 11, 1996